Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2014, in the Registration Statement (Form F-4) and related Prospectus of AMEC plc Company dated October 2, 2014.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, England

October 2, 2014